UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
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Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
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☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
Prospect Global Resources Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
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Prospect Global Resources Inc.
600 17th Street, Suite 2800 South
Denver, CO 80202
PROXY STATEMENT AND
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD OCTOBER 27 2011

Important Notice Regarding the Availability of Proxy Materials for our Annual Meeting of Stockholders to Be Held on
October 27, 2011:
This Proxy Statement, the form of proxy and our Form 10-Q for the quarter ended June 30, 2011, are available to you at
www.prospectgri.com.
To Our Stockholders:
You are cordially invited to attend the annual meeting of the stockholders of Prospect Global Resources Inc., at The Beverly Hilton hotel, 9876 Wilshire Boulevard, Beverly Hills, CA 90210, Canon Room at 8:30 a.m. (Pacific time) on Thursday, October 27, 2011, or at any adjournment or postponement thereof, for the following purposes:
1. To elect six directors for a one year term expiring at the 2012 annual meeting of the stockholders, or until their successors are duly elected and qualified;
2. To approve and adopt the 2011 Employee Equity Incentive Plan;
3. To approve and adopt the 2011 Director and Consultant Equity Incentive Plan; and
4. To transact such other business as may properly come before the meeting.
Details relating to the above matters are set forth in the attached proxy statement. All of Prospect’s stockholders of record as of the close of business on September 23, 2011 will be entitled to notice of and to vote at such meeting or at any adjournment or postponement thereof.
All stockholders are cordially invited to attend the meeting. If you do not plan to attend the meeting, you are urged to sign, date and promptly return the enclosed proxy. A reply card is enclosed for your convenience. The giving of a proxy will not affect your right to vote in person if you attend the meeting.
This board of directors intends to send these proxy materials to stockholders on or about October 14, 2011.
By Order of the Board of Directors
/s/ Patrick L. Avery
Patrick L. Avery
Chief Executive Officer, President and Director
October 11, 2011
YOUR VOTE IS IMPORTANT.
PLEASE COMPLETE, DATE, SIGN AND RETURN YOUR PROXY CARD PROMPTLY.

Proxy Solicitation
The board of directors of Prospect Global Resources Inc. (“Prospect”, “Prospect Global”, “we”, “us” or “our”) is soliciting proxies to be used at our annual meeting of stockholders to be held at 8:30 a.m. (Pacific time) on Thursday, October 27, 2011, at The Beverly Hilton hotel, 9876 Wilshire Boulevard, Beverly Hills, CA 90210, Canon Room. This proxy statement contains important information regarding Prospect’s annual meeting, the proposals on which you are being asked to vote, information you may find useful in determining how to vote and voting procedures.
The board of directors intends to send these proxy materials to stockholders on or about October 14, 2011.
Who Can Vote
Stockholders of record at the close of business on September 23, 2011, also referred to herein as the “record date,” may vote at the annual meeting. As of the record date, we had 22,598,864 issued and outstanding shares of common stock, which were held by approximately 24 record holders. If you hold shares in a stock brokerage account or by a nominee, you are considered the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by your broker or nominee, who is considered the record holder with respect to those shares. As the beneficial owner, you have the right to direct your broker or nominee on how to vote and you are also invited to attend the annual meeting. However, because you are not the stockholder of record, you may not vote these shares in person at the meeting unless you first obtain from your broker or nominee a letter recognizing you as the beneficial owner of your shares. Your broker or nominee has enclosed a voting instruction card for you to use. You are urged to vote by proxy regardless of whether you attend the annual meeting.
How You Can Vote
You can vote your shares if you are represented by proxy or present in person at the annual meeting. If you hold your shares through your broker in “street name,” you may direct your broker or nominee to vote by proxy, but you may not vote in person at the meeting unless you first obtain from your broker or nominee a letter recognizing you as the beneficial owner of your shares. If you return a properly signed proxy card, we will vote your shares as you direct. If your proxy card does not specify how you want to vote your shares, we will vote your shares “FOR” the election of all nominees for director and as recommended by our board of directors with regard to all other matters.
Revocation of Proxies
You can revoke your proxy at any time before it is voted at the annual meeting by any of the following three methods:
•	by voting in person at the annual meeting;

•	by delivering to our corporate secretary, Patrick L. Avery, a written notice of revocation dated after the proxy; or

•	by delivering another proxy dated after the previous proxy.
Required Votes
Each share of common stock has one vote on all matters properly brought before the annual meeting. In order to conduct business at the annual meeting, a quorum of a majority of the outstanding shares of common stock entitled to vote as of the record date must be present in person or represented by proxy. The affirmative vote of a plurality of the shares represented at the meeting, in person or by proxy, will be necessary for the election of directors. The affirmative vote of a majority of the shares represented at the meeting, in person or by proxy, will be necessary for approval of the other proposals.
Voting Procedures
Votes cast by proxy or in person at the annual meeting will be counted by the persons we appoint to act as election inspectors for the annual meeting. Abstentions and broker non-votes (as described below) are each included in the determination of the number of shares present at the annual meeting for purposes of determining the presence of a quorum and are tabulated separately. Abstentions are counted in tabulations of the votes cast on proposals presented to stockholders and except with respect to the election of directors, will have the same effect as negative votes. In the election of directors, votes may be cast in favor of or withheld; votes that are withheld will be excluded entirely from the tabulation of votes and will have no effect. Broker non-votes are not counted for purposes of determining whether a proposal has been approved.
If your shares are held in the name of a broker and you do not return a proxy card, brokerage firms no longer have the authority to vote your non-voted shares in the election of directors. Cumulative voting is not permitted in the election of directors. Consequently, you are entitled to one vote for each share of Prospect common stock held in your name for as many persons as there are directors to be elected.

Costs of Proxy Solicitation
Prospect will bear the costs of soliciting proxies from its stockholders. Directors, officers and other employees of Prospect, not specially employed for this purpose, may solicit proxies, without additional remuneration therefore, by personal interview, mail, telephone or other means of communication. Prospect will request brokers and other fiduciaries to forward proxy soliciting material to the beneficial owners of shares of common stock that are held of record by such brokers and fiduciaries and will reimburse such persons for their reasonable out-of-pocket expenses.
Admission to the Annual Meeting
If you plan to attend the annual meeting, please mark the appropriate box on the proxy card and return the proxy card promptly. If you are a stockholder of record and arrive at the annual meeting, you will only be admitted once we verify your share ownership. If you are a beneficial owner, you will only be admitted upon presentation of evidence of your beneficial holdings, such as a bank or brokerage firm account statement.
Stockholder List
A complete list of stockholders entitled to vote at the annual meeting will be available for examination by any stockholder, for any purpose germane to the meeting, at the annual meeting and at our principal executive offices located at 600 17th Street, Suite 2800 South, Denver, CO 80202 during normal business hours for a period of at least 10 days prior to the annual meeting.
PROPOSAL 1:
ELECTION OF DIRECTORS
Our board of directors proposes that the six nominees described below, each of whom currently serves as a member of our board of directors, be elected for a term ending on the date of our 2012 annual meeting or until his or her successor is duly elected and qualified. It is the intention of the person named as proxy in the enclosed proxy to vote FOR the election of all such nominees.
Each of the nominees has consented to serve as a director. If any director should become unavailable to serve as a director, our board of directors may designate a substitute nominee, or the number of directors that constitutes the full board of director may be reduced to eliminate the vacancy. In the event any of the nominees named below becomes unable or unwilling to serve as a director, shares represented by valid proxies will be voted FOR the election of such other person as the board of directors may nominate. The term of our current directors expires at our 2011 annual meeting.
We seek directors with strong reputations and experience in areas relevant to our strategy and operations. Each of the nominees for election as director holds or has held senior management positions in complex organizations and has operating experience that meets this objective, as described below. In these positions, the nominees have also gained experience in core management skills, such as strategic and financial planning, public company financial reporting, corporate governance, risk management and leadership development. We believe that each of the nominees has other key attributes that are critical to the composition of an effective board: integrity and demonstrated impeccable ethical standards, sound judgment, analytical skills, the ability to work together in a constructive and collaborative fashion and the commitment to devote significant time and energy to service on the board and its committees.
Information Concerning the Nominees for Election as Directors
Dr. Barry Munitz: Chairman of the Board of Directors. Dr. Munitz joined our board of directors as chairman in February 2011. From August 2010 to February 2011, Dr. Munitz served as chairman of the board of directors of Old Prospect Global Resources, Inc., our wholly owned subsidiary. Dr. Munitz has been Trustee Professor at the California State University, Los Angeles campus since 2006. Between 2005 and 2010, Dr. Munitz chaired California’s P-16 Council, an organization that develops strategies to improve education in the State of California. Dr. Munitz served as President and CEO of the J. Paul Getty Trust from 1997 to 2006 where he was responsible for the two museums (Brentwood and Malibu), the Conservation and Research Institutes, the philanthropic foundation, the investment portfolio, and all education outreach programs. From 1991 to 1997, he served as Chancellor of the California State University (CSU) — a twenty-three campus system which is the largest senior university in the United States. Prior to that role, Dr. Munitz was vice chairman of the publicly held company MAXXAM and president of the private company which was its major stockholder (Federated Development) where he was involved for a decade in their natural resources activity, as well as timber, banking, energy and real estate. During the past decades, he served as a Trustee of Princeton University, the Seattle Art Museum, and the Courtauld Institute in London, as well as a corporate director at SunAmerica and Kaufman & Broad. Dr. Munitz currently chairs the board of Sierra Nevada College, is president of the Cotsen Foundation, a governor of the three Eli and Edythe Broad Family Foundations and a corporate director at SallieMae. Dr. Munitz received a Bachelor’s degree in Classics and Comparative Literature from Brooklyn College, and received a Masters and a Ph.D. from Princeton University. Dr. Munitz is a fellow of the American Academy of Arts and Sciences and holds honorary degrees from Whittier College, Claremont University, the California State University, the University of Southern California, Notre Dame and the University of Edinburgh.

Director Qualifications:
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Leadership Experience — Chair of California’s P-16 Council, president and chief executive officer of J. Paul Getty Trust, chancellor of the California State University (CSU), president of Cotsen Foundation, Governor of three Eli and Edythe Broad Family Foundations, corporate director at SallieMae and extensive board and civic leadership as described in further detail above.

•
Industry Experience — Extensive experience in the natural resources industry as vice chairman of MAXXAM, President of Federated Development, chairman of Old Prospect Global Resources Inc. and personal investments in the natural resources industry.

Chad Brownstein: Vice Chairman of the Board of Directors. Mr. Brownstein joined our board of directors as non-executive vice-chairman in August 2011. Mr. Brownstein is a member of Crescent Capital Group (formerly Trust Company of the West Leveraged Finance Group) where he focuses on investing in Special Situations. Previously, he was a Senior Advisor at Knowledge Universe Ltd., where he focused on turnaround operations and private equity investing. Prior to that, he was a Partner at ITU Ventures making venture and growth investments with a specialization in corporate strategy. Earlier in his career, Mr. Brownstein worked at Donaldson Lufkin & Jenrette in the Merchant and Investment Banking divisions. Mr. Brownstein is a member of the American Trustees for the Yitzhak Rabin Center in Israel, Cedars Sinai Board of Governors, California Competes Council, and serves on the board of directors for Los Angeles Conservation Corps and First PacTrust Bancorp (a Nasdaq listed company). Mr. Brownstein attended Columbia Business School and received a BA from Tulane University.
Director Qualifications:
•
Leadership Experience — Member of Crescent Capital Group, Senior Advisor at Knowledge Universe Ltd., Partner, ITU Ventures, Cedars Sinai Board of Governors; director of Los Angeles Conservation Corps and First PacTrust Bancorp (a Nasdaq listed company) and extensive experience in corporate strategy in the capacities described above.

•	Industry Experience — Co-founder of Old Prospect Global and personal investments in the natural resources industry.
Marc Holtzman: Director. Mr. Holtzman joined our board of directors in April 2011. Since August 2008, Mr. Holtzman has served as vice chairman of Barclays Capital, the investment banking division of Barclays Bank PLC. In 2007, Mr. Holtzman was executive vice chairman of ABN Amro Bank until August 2008. In 2006, Mr. Holtzman was a candidate for the Republican nomination for Colorado Governor. From 2003 through 2005 Mr. Holtzman was president of the University of Denver. Previously from 1999 through 2003, Mr. Holtzman served in the cabinet of Governor Bill Owens as Colorado’s first secretary of technology. In addition, Mr. Holtzman was chairman of Colorado’s Information Management Commission and co-chairman of the Governor’s Commission on Science and Technology. Mr. Holtzman helped guide Colorado’s economic transformation into a fully diversified technology hub. Prior to his tenure in Colorado politics, Mr. Holtzman served as executive vice chairman of ABN Amro Bank, was the co-founder and president of MeesPierson EurAmerica (a firm which was subsequently acquired by ABN Amro) and served as senior adviser to Salomon Brothers, when he lived and worked in Eastern Europe and Russia from September 1989 until October 1998. Drawing on his early experience in helping develop Central Asia’s finance sector, Mr. Holtzman was appointed by Kazakhstan’s Prime Minister to serve on the board of trustees of The Almaty Regional Financial Centre. In addition, since 2008 Mr. Holtzman has served as non-executive chairman of Indus, a leading Indian oil and gas company listed on London’s AIM market with a market capitalization of approximately US $2 billion and since 2009 has served as a director of the Bank of Kigali, Rwanda’s largest financial institution and a public company registered under the Company law of Rwanda and regulated by the National Bank of Rwanda. He holds a bachelor of arts degree in economics from Lehigh University.
•
Leadership Experience — Vice chairman of Barclays Capital, executive vice chairman of ABN Amro Bank, President of the University of Denver, Secretary of Technology of the State of Colorado, co-founder and president of MeesPierson EurAmerica, senior advisor to Salomon Brothers; non executive chairman of Indus.

•	Industry Experience — Experience in analyzing natural resources investments.
Scott Reiman: Director. Mr. Reiman joined our board of directors effective August 2011. Mr. Reiman is the founder of Hexagon Investments, LLC, a private investment company that engages in marketable securities, real estate, private equity and venture capital, and oil and gas and has served as President since 1992. Hexagon Investments is an investor in Prospect Global. Mr. Reiman has served on various corporate and civic boards. Mr. Reiman is currently a board member of the following: Pioneer Natural Resources (a NYSE listed company), The University of Denver, Denver Scholarship Foundation, Graland Country Day School, American Transplant Foundation, The Denver Art Museum, and Alliance for Choice in Education. Mr. Reiman is also managing director of the Reiman Foundation and was part of the Big Brother program in Denver for four and one-half years. Mr. Reiman graduated from the University of Denver in 1987 with a Bachelor of Science in Business Administration in Finance.

Director Qualifications:
•
Leadership Experience — Founder and President of Hexagon Investments, Managing Director of the Reiman Foundation, Board Member of Pioneer Natural Resources, The University of Denver, Denver Scholarship Foundation, Graland Country Day School, American Transplant Foundation, The Denver Art Museum and Alliance for Choice in Education.

•	Industry Experience — Extensive investment experience in both managing an investment company and analyzing natural resource investments.
J. Ari Swiller: Director. Mr. Swiller joined our board of directors in February, 2011. From October 2010 to February 2011, Mr. Swiller served as a director of Old Prospect Global Resources, Inc., our wholly owned subsidiary. Mr. Swiller is co-founder of the Renewable Resources Group (RRG). RRG has developed two million acre-feet (AF) of water projects, 930 megawatts (MW) of renewable energy (220 wind, 710 solar), and marketed hundreds of water rights in nine states. Currently the firm owns and/or manages more than 100,000 acres of farmland for the purpose of water, renewable energy, and/or carbon development. Mr. Swiller’s responsibilities include managing all aspects of the business. Prior to founding RRG, Mr. Swiller was a Principal in The Yucaipa Companies; he served as Vice President of External Affairs at Ralphs Grocery Company (a Yucaipa portfolio company now merged into Kroger) and Executive Director of The Ralphs/Food4Less Foundation. He serves on the board of rfXcel Corporation, which develops supply chain performance improvement software. Mr. Swiller also serves on the Board of the Los Angeles Conservation Corps and the Miguel Contreras Educational Foundation. Mr. Swiller earned a B.A. from Cornell University.
Director Qualifications:
•
Leadership Experience — Co-founder of Renewable Resources Group, principal in The Yucaipa Companies, vice president of external affairs at Ralphs Grocery Company, executive director of The Ralph’s/Food4Less Foundation.

•	Industry Experience — Extensive experience in developing energy and natural resource projects, director of Old Prospect Global Resources Inc.
Patrick L. Avery: Director, President, Chief Executive Officer, Treasurer and Secretary. In February 2011, Mr. Avery joined our board of directors and became our president, chief executive officer, treasurer and secretary. Mr. Avery has more than 25 years of experience in all phases of industrial businesses. From August 2010 to February 2011, Mr. Avery served as President and chief executive officer of Old Prospect Global Resources Inc., our wholly owned subsidiary. From July 2009 to September 2010, Mr. Avery was vice president of energy and commodities for Broe Company where he managed grain, fuel and fertilizer businesses. From March 2009 to June 2009, Mr. Avery managed his investments. Mr. Avery served as president of Intrepid Potash from April 2007 to February 2009 where he led all aspects of mining, manufacturing, logistics and sales. His key efforts at Intrepid Potash included re-vamping older facilities and significant growth in all key operational and sales metrics. From May 1996 to March 2007, Mr. Avery served in several senior positions at JR Simplot including, SVP, Mining, Manufacturing and Sales, and SVP, Retail Operations. During his time at JR Simplot, Mr. Avery oversaw mining and manufacturing at over 10 complex facilities, and ran logistics and sales functions in facilities spanning 13 western states. Mr. Avery performed undergraduate studies at the University of Colorado and performed graduate work in engineering from Loyola Marymount University. He received his MBA from the Graziadio School of Business at Pepperdine University.
Director Qualifications:
•	Leadership Experience — Vice president of energy and commodities for Broe Company, president of Intrepid Potash, various senior positions at JR Simplot.

•
Industry Experience — Extensive experience with mining, fertilizers and natural resources, particularly his direct experience as a chief executive officer in the potash industry for a public company and president, chief executive officer and director of Old Prospect Global Resources Inc.

Recommendation of the Board of Directors
Prospect’s board of directors recommends that you vote “FOR” each of the nominees for election to the board of directors.
PROPOSALS 2 AND 3:
APPROVAL AND ADOPTION OF EQUITY INCENTIVE PLANS
On August 24, 2011, our board of directors adopted the 2011 Employee Equity Incentive Plan and the 2011 Director and Consultant Equity Incentive Plan subject to shareholder approval. The board of directors believes the plans will help Prospect Global attract, motivate and retain qualified employees, directors and consultants through the grant of equity-based and performance-based incentives and thereby further align the interests of such personnel with those of our stockholders.

Our board of directors believes that the plans will be a material element of our overall compensation program and, in turn, will be important to our future financial and operational success. If the plans are not approved, our ability to provide equity-based compensation incentives in order to attract, motivate and retain key personnel will be severely limited. On the other hand, if the employee plan is approved, we will be able to grant to employees of Prospect Global and its qualifying subsidiaries options that are intended to qualify as “incentive stock options” under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”). Furthermore, if the plans are approved, we will be able to authorize discretionary grants of nonqualified stock options, restricted stock, stock appreciation rights, bonus stock, restricted stock units, and other equity-based awards to eligible employees, directors and consultants of Prospect Global and its qualifying affiliates.
Summary of the 2011 Plans
The principal features of the plans are summarized below. This summary is qualified in its entirety by the provisions of the plans which are exhibits to our current report on form 8-K filed on August 30, 2011.
Securities Subject to the Plans
The aggregate number of shares of common stock subject to options and other awards under the employee plan is 5,000,000 and under the director and consultant plan is 2,500,000. To the extent that an award expires, ceases to be exercisable, is forfeited or repurchased by Prospect Global, any shares subject to the award may be used again for new grants under the applicable plan. In addition, shares tendered or withheld to satisfy the grant or exercise price or tax withholding obligation with respect to any award (other than a stock option) may be used for grants under the applicable plan. To the extent permitted by applicable law or any exchange rule, shares issued in assumption of, or in substitution for, any outstanding awards of any entity acquired in any form of combination by Prospect Global or any of its qualifying subsidiaries will not be counted against the shares available for issuance under the plans. The maximum number of shares that may be subject to one or more awards to a participant pursuant to the plans during any calendar year is 1,000,000.
Administration of the Plans
In general, each plan will be administered by the board of directors until such time as the board of directors delegates the administration of the plans to a committee. It is intended that the plans will be administered by the same committee if the board of directors so delegates the administration of the plans. To the extent the board of directors considers it desirable for transactions relating to a grant of awards to be eligible to qualify for an exemption under Rule 16b-3 of the Exchange Act, the committee shall consist solely of two or more directors, each of whom qualifies as a non-employee director pursuant to Rule 16b-3 of the Exchange Act, and, to the extent the board of directors considers it desirable for compensation delivered pursuant to a grant of awards under the employee plan to be eligible to qualify for an exemption under Code Section 162(m), the committee shall consist of two or more “outside directors” pursuant to Code Section 162(m).
Eligibility
Employees, directors and consultants of Prospect Global and its qualifying affiliates are eligible to receive options, restricted stock, stock appreciation rights, bonus stock, restricted stock units, and other equity-based awards under the plans. The administrator determines which of such employees, consultants and directors will be granted options or other awards.
Vesting of Awards
An award vests or becomes exercisable at such times as determined by the administrator and set forth in the applicable award agreement. The administrator in its discretion may provide that an award will be vested or exercisable upon (i) the attainment of one or more performance goals or targets established by the administrator, (ii) the participant’s continued employment or service as a director or consultant, (iii) the occurrence of any event or the satisfaction of any other condition specified by the administrator in its sole discretion, or (iv) a combination of any of the foregoing. Each award may have different provisions with respect to vesting and/or exercise of the award. Also, at any time after the grant of an award, the administrator may accelerate the award’s vesting period.
Types of Awards
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Options. The administrator may grant employees incentive stock options, meaning they are intended to satisfy the requirements of Code Section 422, or nonqualified stock options, meaning they are not intended to satisfy the requirements of Code Section 422. Directors and consultants may only receive nonqualified stock options. Each option will be evidenced by a written agreement. Award agreements evidencing incentive stock options shall contain such terms and conditions as may be necessary to meet the applicable provisions of Code Section 422. The administrator sets the exercise price at the time the option is granted. The administrator sets the exercise price at the time the option is granted, except that any option that is intended to be an incentive stock option or to constitute Code Section 162(m) performance-based compensation may not be less than 100% of the fair market value (as determined under the employee plan) of the shares of common stock subject to the option on the date the option is granted (or

110% for incentive stock options granted to a 10% owner). Nonqualified stock options may be granted with an exercise price of less than 100% of the fair market value of the shares of common stock subject to the option on the date the option is granted. The term of an option is set by the administrator, provided that the term of the option may not be longer than 10 years from the date the option is granted (or in the case of an incentive stock option granted to a 10% owner, five years from the date of grant). An option may be exercised in whole or in part with respect to whole shares by delivery of an irrevocable notice of exercise in such manner as determined by Prospect Global. The administrator may allow payment in whole or in part by the following: (i) cash or check or wire transfer; (ii) delivery of shares of common stock; (iii) delivery of a notice that the participant has placed a market sell order with a broker with respect to shares of common stock then issuable; or (iv) a cashless “net exercise” arrangement.

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Stock Appreciation Rights. The administrator may issue stock appreciation rights, or SARs, in such amounts and on such terms and conditions as determined by the administrator consistent with the plans. A SAR will be evidenced by a written SAR agreement and will entitle the participant to exercise all or a portion of the SAR (to the extent then exercisable pursuant to its terms) and to receive an amount determined by multiplying the difference obtained by subtracting the exercise price per share of the SAR from the fair market value on the date of exercise of the SAR by the number of shares of common stock with respect to which the SAR has been exercised. The exercise price per share of common stock subject to each SAR shall be set by the administrator, but shall not be less than 100% of the fair market value of the common stock on the date the SAR is granted. The term of a SAR is set by the administrator provided that the term of the SAR may not be longer than 10 years from the date the SAR is granted. A SAR may be paid to the participant in the form of cash, whole shares, or a combination thereof, based on the fair market value of the shares earned under the SAR on the date of payment.

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Restricted Stock. The administrator may issue restricted stock on such terms and conditions as determined by the administrator consistent with the plans. Restricted stock shall constitute issued and outstanding shares of common stock for all corporate purposes and the grantee shall have the right to vote, to receive and retain all regular cash dividends and such other distributions, as the board of directors may designate, pay or distribute on such restricted stock, and to exercise all other rights, powers and privileges of a holder of common stock.

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Restricted Stock Units. Restricted stock units or RSUs may be granted to any participant. An RSU entitles the holder to the right to receive shares or cash at the end of a deferral period. At the time of grant, the administrator will specify the date or dates on which the RSUs will become fully vested and nonforfeitable, and may specify such conditions to vesting as it deems appropriate, including any performance criteria or other specific criteria, in each case on a specified date or dates or over any period or periods determined by the administrator. Upon the vesting of an RSU, the grantee will become entitled to receive a number of shares of common stock equal to the number of vested RSUs.

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Bonus Stock. Bonus stock awards will be made in shares of common stock other than restricted stock and may be subject to performance criteria or any other specific criteria determined by the administrator. The purchase price, if any, for common stock issued in connection with a bonus stock award or deferred stock award will be determined by the administrator in its sole discretion.

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Other Awards. The plans provide that the administrator may also grant other equity-based awards or any combination thereof to participants. The term of each such grant or issuance will be set by the administrator in its sole discretion. The administrator may establish the exercise price or purchase price, if any, of any such award as well as any vesting or performance criteria.

•
Performance Awards. The administrator may grant performance awards to participants under the employee plan. The value of performance awards may be linked to any one or more of the performance criteria or other specific criteria determined by the administrator, in each case on a specified date or dates or over any period or periods determined by the administrator. Performance awards may be paid in cash, shares of common stock, or both. If an award is intended to qualify as “performance-based compensation” under Code Section 162(m)(4), participants are only entitled to receive payment for a performance-based award for any given performance period to the extent that pre-established performance goals set by the administrator for the period are satisfied.

Transferability of Awards
Awards granted generally are not transferable except by will or the laws of descent and distribution and are only exercisable during the lifetime of the grantee of the award or the grantee’s guardian or legal representative. The administrator may permit transfers to certain persons or entities related to the participant, including but not limited to members of the grantee’s family or to such other persons or entities as may be expressly approved by the administrator after taking into account any applicable tax or securities laws.
Adjustment to Common Stock
In the event that any dividend or other distribution, recapitalization, common stock split, reverse split, reorganization, merger, consolidation, spin-off, combination, share exchange, or other relevant changes in capitalization, affects Prospect Global’s common stock such that an adjustment is appropriate to prevent dilution or enlargement of the rights of award grantees, the administrator will make equitable changes or adjustments to outstanding awards to prevent such dilution or enlargement of rights, and adjustments to the number of shares reserved under each plan and the individual limits relating to shares. The changes may include the number and kind of shares of common stock or other property, the exercise price, grant price, or purchase price and terms relating to performance goals (such as share price targets).

Change in Control
In the event of a change in control, the administrator in its sole discretion may (i) subject to certain limitations, negotiate a binding agreement whereby the surviving corporation or acquiring corporation may assume any outstanding award under the plans or may substitute similar stock awards on an equitable basis of appropriate stock of Prospect Global, or of the surviving corporation or acquiring corporation, which will be issuable in respect of the common stock, (ii) accelerate the vesting of outstanding awards, (iii) upon written notice to participants, provide that all unexercised awards must be exercised or satisfied upon the change in control or within a specified number of days of the date of such change in control, or (iv) prior to such a change in control, terminate any or all unexercised awards in exchange for cash or consideration similar to that received by stockholders of common stock of Prospect Global, less the exercise price required under any such awards.
Tax Withholding
Prospect Global may deduct or withhold, or require any participant to remit to Prospect Global, an amount sufficient to satisfy applicable federal, state, local and foreign withholding tax obligations with respect to any award granted to that participant. The administrator may allow a participant to elect to have Prospect Global withhold from any cash compensation paid to the participant or shares of common stock otherwise issuable under any award (or allow the return of shares of common stock).
Amendment, Modification and Termination of the Plans
The board of directors may terminate, amend, suspend or modify the plans, in whole or in part, at any time, except that no such action may diminish or impair the rights under an award previously granted without the affected participant’s consent. Stockholder approval must be obtained for any amendment (i) to increase the number of shares available under the plans, (ii) to increase the number of shares available under the employee plan that may be issued as incentive stock options, (iii) change the class of individuals eligible to receive awards under either plan, or (iv) make any other change that would require stockholder approval under applicable laws.
Tax Consequences
The following is a brief summary under current law of the material United States federal income tax consequences to participants in the plans. This summary deals with the general tax principles that apply and does not purport to be a complete description of the federal income tax consequences applicable to a participant or Prospect Global. Some kinds of taxes, such as foreign taxes and state and local income taxes are not discussed. Tax laws are complex and subject to change and may vary depending on individual circumstances and from locality to locality.
•
Code Section 409A. Certain types of awards under the plans, including certain nonqualified options and restricted stock units, may constitute, or provide for, a deferral of compensation subject to Code Section 409A. Unless certain requirements set forth in Code Section 409A are complied with, holders of such awards may be taxed earlier than would otherwise be the case and may be subject to an additional 20% penalty tax (and, potentially, certain interest penalties). To the extent applicable, the plans and awards granted under the plans will be structured and interpreted in a manner that is intended to allow the plans and the awards to be exempt from or comply with Code Section 409A.

•
Nonqualified Stock Options. Holders granted nonqualified stock options under the plans generally will not have taxable income on the grant of the option, nor will Prospect Global be entitled to any deduction. Generally, on exercise of a nonqualified stock option a holder will recognize ordinary income, and Prospect Global will be entitled to a deduction, in an amount equal to the difference between the option exercise price and the fair market value of the common stock on the date of exercise. The basis in the shares of common stock for purposes of determining gain or loss on subsequent disposition of such shares generally will be the fair market value of the shares of common stock on the date of exercise the option. Any subsequent gain or loss will be generally taxable as capital gain or loss. Nonqualified stock options granted with an exercise price below the fair market value of a share of common stock on the date of grant may be subject to Code Section 409A.

•
Incentive Stock Options. There is no taxable income to an incentive stock option holder at grant or upon exercise of the incentive stock option. However, the amount by which the fair market value of the shares at the time of exercise exceeds the option price may be an “item of adjustment” for the holder for purposes of the alternative minimum tax. Gain realized by the holder on the sale of an incentive stock option is taxable at capital gains rates, and no tax deduction is available to Prospect Global, unless the holder disposes of the shares within (i) two years after the date of grant of the option or (ii) within one year of the date the shares were transferred, then the difference between the option exercise price and the fair market value of the shares on the date of the option’s exercise will be taxed at ordinary income rates, and Prospect Global will be entitled to a corresponding deduction.

•
Stock Appreciation Rights. No taxable income is realized upon the receipt of a SAR, but upon exercise of the SAR, the fair market value of the shares received, determined on the date of exercise of the SAR, or the amount of cash received in lieu of shares, must be treated as compensation taxable as ordinary income to the holder in the year of such exercise. The Company will be entitled to a deduction for compensation paid in the same amount which the recipient realized as ordinary income.

•
Restricted Stock. A holder generally will not have taxable income on the grant of restricted stock, nor will Prospect Global then be entitled to any deduction, unless the holder makes an election under Code Section 83(b). However, when restrictions on shares of restricted stock lapse, the holder generally will recognize ordinary income, and Prospect Global will be entitled to a corresponding deduction, for an amount equal to the difference between the fair market value of the shares at the date such restrictions lapse over the purchase price for the restricted stock.

•	Bonus Stock. Upon a grant of bonus stock, a holder generally will have taxable income equal to the value of the bonus stock, and Prospect Global will be entitled to a deduction in the same amount.

•
Restricted Stock Units. A holder generally will not realize taxable income at the time of the grant of restricted stock units, and Prospect Global will not be entitled to a deduction at that time. Instead, when the restricted stock units are settled, whether in cash or common stock, the holder will have ordinary income, and Prospect Global will be entitled to a corresponding deduction. Restricted stock units may be subject to Code Section 409A.

Code Section 162(m). As described above, Prospect Global is generally entitled to a deduction equal to the ordinary income realized by a participant in connection with awards made under the employee plan. However, compensation paid to Prospect Global’s named executive officers is generally subject to the $1 million annual deduction limitation of Code Section 162(m). This limitation does not apply to performance-based compensation that meets certain requirements, including a stockholder approval requirement. If the employee plan is approved by our shareholders, it is anticipated that performance-based awards granted under the employee plan will qualify for an exemption from the Code Section 162(m) deduction limitation.
Recommendation of the Board of Directors — Proposal 2
Prospect’s board of directors recommends that you vote “FOR” this proposal to approve and adopt the 2011 Employee Equity Incentive Plan.
Recommendation of the Board of Directors — Proposal 3
Prospect’s board of directors recommends that you vote “FOR” this proposal to approve and adopt the 2011 Director and Consultant Equity Incentive Plan.
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
AND MANAGEMENT
The following table sets forth certain information with respect to beneficial ownership of our common stock as of October 11, 2011 by each of our executive officers and directors and each person known to be the beneficial owner of 5% or more of the outstanding common stock. Unless otherwise indicated, the persons and entities named in the table have sole voting and sole investment power with respect to the shares set forth opposite the stockholder’s name, subject to community property laws, where applicable. Beneficial ownership is determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended. In computing the number of shares beneficially owned by a person or a group and the percentage ownership of that person or group, shares of our common stock subject to options or warrants currently exercisable or exercisable within 60 days after the date hereof are deemed outstanding, but are not deemed outstanding for the purpose of computing the percentage ownership of any other person. As of the record date, we had 22,598,864 issued and outstanding shares of common stock, which were held by approximately 24 record holders. Unless otherwise indicated, the address of each stockholder listed in the table is c/o Prospect Global Resources Inc., 600 17th Street, Suite 2800 South, Denver, CO 80202.

		Percent of
		Class
	Beneficially	Beneficially
Name of Beneficial Owner	Owned	Owned

Richard Merkin (1)	10,538,583	31.8%
Hexagon Investments, LLC (2)	5,312,501	19.0%
Balkan Hellenic Partnership, LP	4,133,713	18.3%
Quincy Prelude LLC(3)	2,900,000	12.8%
Bevan Cooney	4,000,000	17.7%
Buffalo Management LLC (4)	2,730,206	11.2%

		Percent of
		Class
	Beneficially	Beneficially
Name of Beneficial Owner	Owned	Owned
Avalon Portfolio, LLC (5)	2,400,000	9.6%
Directors and Executive Officers
Patrick L. Avery, Chief Executive Officer, President, Director (4,6)	1,250,000	5.5%
Dr. Barry Munitz, Chairman of the Board of Directors (4)	1,125,000	5.0%
Chad Brownstein, Vice Chairman of the Board of Director (3,4)	0	0.0%
Marc Holtzman, Director	0	0.0%
Scott Reiman, Director (2)	0	0.0%
J. Ari Swiller, Director	150,000	0.7%
Wayne Rich, Chief Financial Officer (7)	250,000	1.1%
Total beneficial ownership of directors and officers as a group (seven persons)(8)	2,775,000	12.1%
Total beneficial ownership (9)	34,790,003

(1)
The shares are beneficially owned by Richard Merkin pursuant to a $2,000,000 million convertible secured promissory note. The convertible note and accrued interest shall convert at the option of the holder on or before January 24, 2012 into 10,538,583 shares subject to adjustment for capital reorganization events. Additionally, if Prospect Global enters into a qualified financing (defined as Prospect Global’s sale of securities in a transaction or series of transactions of at least $10,000,000) prior to the maturity date, the note and accrued interest will automatically convert into 10,538,583 shares of our common stock.

(2)
Scott Reiman is the president of Hexagon Investments, LLC (“Hexagon”) and a director of Prospect Global. Prospect Global issued to Hexagon a $2,500,000 secured convertible note (the “Hexagon Note #1”). The principal amount, plus accrued interest, may be converted at the option of the holder at any time during the term to maturity into shares of our common stock at a conversion price of $3.00 per share subject to adjustment for capital reorganization events. Additionally, if Prospect Global enters into a qualified financing prior to the maturity date, the note will automatically convert into shares of our common stock at a conversion price of the lesser of $3.00 or 80% of the per share price of the qualified financing if that qualified financing is less than $3.60 per share. Prospect Global issued to Hexagon two warrants to purchase up to an aggregate of $9,500,000 of shares of our common stock at a purchase price per share equal to the conversion price per share of the Hexagon Note #1. In September 2011, Prospect Global also issued to Hexagon a $1,500,000 secured convertible note (the “Hexagon Note #2”). The principal amount, plus accrued interest, may be converted at the option of the holder at any time during the term to maturity into shares of our common stock at a conversion price of $4.00 per share subject to adjustment for capital reorganization events. Additionally, if Prospect Global enters into a qualified financing prior to the maturity date, the note will automatically convert into shares of our common stock at a conversion price of the lesser of $4.00 or 90% of the per share price of the qualified financing if that qualified financing is less than $4.44 per share. Also on September 19, 2011, Prospect Global issued to Hexagon a warrant to purchase up to $3,750,000 of shares of our common stock at a purchase price per share equal to the conversion price per share of the Hexagon Note #2.

(3)
Chad Brownstein, Prospect Global’s non-executive vice chairman, owns 100% of the voting interest of Quincy Prelude LLC and has sole voting and dispositive power of the shares of our common stock beneficially owned by Quincy Prelude LLC.

(4)
Quincy Prelude LLC owns 100% of the voting interests and 75% of the economic interests of Buffalo Management LLC (“Buffalo”) and has sole voting and dispositive power of the shares of our common stock owned by Buffalo. Patrick Avery, our president and chief executive officer, owns a 10% non-voting ownership interest in Buffalo and Barry Munitz, our chairman, owns a 15% non-voting interest in Buffalo.

(5)
Prospect Global issued to Avalon Portfolio, LLC (“Avalon”) a $1,500,000 secured convertible note (the “Avalon Note”). The principal amount, plus accrued interest, may be converted at the option of the holder at any time during the term to maturity into shares of our common stock at a conversion price of $3.00 per share subject to adjustment for capital reorganization events. Additionally, if Prospect Global enters into a qualified financing prior to the maturity date, the note will automatically convert into shares of our common stock at a conversion price of the lesser of $3.00 or 80% of the per share price of the qualified financing if that qualified financing is less than $3.60 per share. Prospect Global issued to Avalon a warrant to purchase up to $5,700,000 of shares of our common stock at a purchase price per share equal to the conversion price per share of the Avalon Note.

(6)
Mr. Avery, Prospect Global’s president and chief executive officer, received stock-based compensation of 1,500,000 shares of common stock on August 17, 2010, of which 1,250,000 shares are vested and 250,000 shares will vest on August 17, 2012.

(7)	Options to be granted, subject to approval by the board of Prospect Global, to Mr. Rich pursuant to his employment agreement.

(8)	These shares are subject to vesting as described under “Directors and Executive Officers — Executive Compensation”.

(9)	Prospect Global has a total of 44,546,821 shares that could be beneficially owned.
DIRECTORS AND EXECUTIVE OFFICERS
The following table sets forth the names, ages and positions of the persons who are our directors and named executive officers as of the date of this proxy statement:

Name(1)	Age	Position
Dr. Barry Munitz	69	Chairman of Board of Directors
Chad Brownstein	38	Vice Chairman of Board of Directors
Marc Holtzman	51	Director
Scott Reiman	47	Director
J. Ari Swiller	42	Director
Patrick L. Avery	58	Director, President, CEO, Treasurer and Secretary
Wayne Rich	46	CFO, Vice President of Finance

(1)
Pursuant to a stockholders agreement, Dr. Richard Merkin is entitled to designate one member of the board of directors for so long as he holds 1,000,000 shares of our common stock or holds the secured convertible promissory note described in note 1 of the table setting forth beneficial ownership described under Security of Certain Beneficial Owners and Management above. Dr. Merkin has not made a designation as of the date of this proxy statement.

Directors hold office for a period of one year from their election at the annual meeting of stockholders and until a particular director’s successor is duly elected and qualified. Officers are elected by, and serve at the discretion of, our board of directors. None of the above individuals has any family relationship with any other. It is expected that our board of directors will elect officers annually following each annual meeting of stockholders.
Biographies for Dr. Munitz and the other members of our current board of directors are set forth above in Proposal 1: Election of Directors. Based on the Nasdaq rules, our independent directors are Dr. Munitz, Mr. Holtzman, Mr. Swiller. Mr. Rich’s biography is below.
Wayne Rich: Chief Financial Officer and Vice President of Finance. Prospect Global appointed Wayne Rich as chief financial officer and vice president of finance effective September 6, 2011. Jonathan Bloomfield, our former chief financial officer, became our vice president of corporate development effective September 6, 2011. Mr. Rich served as treasurer and director of corporate finance at Thompson Creek Metals Inc., a publicly traded metals and mining company, from October 2008 until September 2011. Prior to that he served in several capacities at The Doe Run Resources Corporation, an integrated mining and metals manufacturing company, from August 1998 to October 2008, including as treasurer from April 2007 to October 2008 and assistant treasurer from July 2004 to April 2007. Mr. Rich holds a masters in business administration from Illinois State University and a bachelors of science in accountancy from Eastern Illinois University.
Compensation of Directors
The table below sets forth the compensation earned by the non-employee directors of Old Prospect Global and Triangle Castings, Inc. (“Triangle” and as further described in footnote #4 in the table below) during the 2010 fiscal year. There were no non-equity incentive plan compensation, stock options, change in pension value or any non-qualifying deferred compensation earnings during the 2010 fiscal year. All amounts are in dollars.

		Fees Earned or Paid
		in Cash		All Other
Name	Year	Compensation	Stock Awards	Compensation	Total
Dr. Barry Munitz(1)	2010	$—	$1,125,000	$—	$—
	2009	—	—	—	—

J. Ari Swiller(2)	2010	—	150,000	—	—
	2009	—	—	—	—

Mitsuru Kataoka(3)	2010	—	150,000	—	—
	2009	—	—	—	—

		Fees Earned or Paid
		in Cash		All Other
Name	Year	Compensation	Stock Awards	Compensation	Total
Denis M. Snyder(4)	2010	—	—	—	—
	2009	—	—	—	—

Joseph E. McMillan(4)	2010	—	—	—	—
	2009	—	—	—	—

(1)
Dr. Munitz joined our board of directors as chairman in February 2011. From August 2010 to February 2011, Dr. Munitz served as chairman of the board of directors of Old Prospect Global Resources, Inc., our wholly owned subsidiary. Dr. Munitz received $1,135.36 in expense reimbursements from Old Prospect Global in fiscal year 2010.

(2)
Mr. Swiller joined our board of directors in February, 2011. From October 2010 to February 2011, Mr. Swiller served as a director of Old Prospect Global Resources, Inc., our wholly owned subsidiary. Mr. Swiller did not receive any expense reimbursements from Old Prospect Global in fiscal year 2010.

(3)
Mr. Kataoka joined the board of directors of Old Prospect Global, our wholly owned subsidiary, in August 2010 and resigned from the Old Prospect Global board in October 2010. Mr. Kataoka did not receive any expense reimbursements from Old Prospect Global.

(4)
On February 11, 2011, Prospect Global (formerly known as Triangle) completed a reverse merger and acquired Prospect Global Resources Inc., a Delaware corporation incorporated on August 5, 2010 (“Old Prospect Global”). Prospect Global conducts its operations through its wholly-owned subsidiary Old Prospect Global, which owns a 50% operated interest in American West Potash LLC, a Delaware limited liability company (“AWP”). All references to “Triangle” in this proxy statement refer to Prospect Global prior to the reverse merger, at which time its name was Triangle Castings, Inc. Denis Snyder and Joseph McMillan resigned from the board of directors of Triangle on February 11, 2011 in connection with the consummation of the reverse merger.

Executive Compensation
Executive compensation for fiscal 2010
The compensation earned by Triangle’s executive officer for fiscal 2010 consisted of a bonus in the amount of $48,000. The compensation earned by the executive officer of Old Prospect Global consisted of base salary and long-term incentive compensation consisting of awards of stock grants.
Summary compensation table
The table below sets forth compensation paid to executive officers of Triangle and Old Prospect Global for the 2010 and 2009 fiscal years. There were no non-equity incentive plan compensation, stock option awards, change in pension value or any non-qualifying deferred compensation earnings during fiscal 2010 or 2009. The amounts in the table are in dollars.
SUMMARY COMPENSATION TABLE

									Nonqualified
								Non equity	Deferred	All Other
					Stock		Option	Incentive Plan	Compensation	Compensation
Name and Principal		Salary		Bonus	Awards		Awards	Compensation	Earnings	($)	Total
Position	Year	($)		($)	($)		($)	($)	($)	(6)	($)
Patrick L. Avery(1)	2010	$89,230	(7)	$25,000	$1,500	(2)	—	—	—	$4,382	$120,112
Chief Executive	2009	—		—	—		—	—	—	—	—
Officer, President and Director

Jonathan	2010	$61,667		$45,000	$500	(4)	—	—	—	$1,686	$108,853
Bloomfied(3)	2009	—		—	—		—	—	—	—	—
Chief Financial Officer

Denis M. Snyder(5)	2010	—		$48,000							$48,000
Chief Executive	2009	—		—	—		—	—	—	—	—
Officer, President, Chief Financial Officer, Treasurer, Secretary and Director

(1)
Mr. Avery was appointed director, chief executive officer and president of Old Prospect Global on August 17, 2010 and upon consummation of the reverse merger in February 2011 was appointed director, chief executive officer and president of Prospect Global on February 11, 2011.

(2)
Reflects the value of awards of shares of common stock, valued at the closing price on the date of the grant of which 500,000 of the shares vested on August 17, 2010, 250,000 shares vested on December 1, 2010, 500,000 shares vested on August 17, 2011 and the remaining 250,000 shares will vest on August 17, 2012. The remaining unvested shares will vest immediately upon a change of control or if Mr. Avery’s services as chief executive officer are terminated other than for cause or by Mr. Avery. As of December 31, 2010, Mr. Avery was not vested in 750,000 shares of common stock valued at $750 that had been granted to him. Old Prospect Global recognized $750 of compensation expense in 2010 for these shares.

(3)
Mr. Bloomfield was appointed chief financial officer of Old Prospect Global on September 1, 2010, appointed chief financial officer of Prospect Global on February 11, 2011 and served in this capacity until September 6, 2011 when Mr. Bloomfield became Prospect Global’s vice president of corporate development. Wayne Rich became Prospect Global’s chief financial officer effective September 6, 2011.

(4)
Reflects the value of awards of shares of common stock, valued at the closing price on the date of the grant. Under Mr. Bloomfield’s employment agreement as chief financial officer, 100,000 of Mr. Bloomfield’s shares vested on September 1, 2010 and 200,000 shares vested on September 1, 2011 and the remaining 200,000 shares will vest on September 1, 2012. The remaining unvested shares will vest immediately upon a change of control or if Mr. Bloomfield’s services as vice president of corporate development are terminated other than for cause or by Mr. Bloomfield. As of December 31, 2010, Mr. Bloomfield was not vested in 400,000 shares of common stock valued at $400 that were granted to him under his employment agreement as chief financial officer. Old Prospect Global recognized $100 of compensation expense in 2010 for these shares.

(5)
Mr. Snyder resigned as Triangle’s chief executive officer, chief financial officer, treasurer, secretary and director effective as of February 11, 2011. Mr. Avery became Prospect Global’s chief executive officer on that date upon consummation of the reverse merger.

(6)
Other compensation consists of payments by Prospect Global of executive health benefits for coverage for the named executive officers. Mr. Avery received $6,953 in expense reimbursements from Old Prospect Global during fiscal year 2010. Mr. Bloomfield received $3,747 in expense reimbursements from Old Prospect Global during fiscal year 2010.

(7)
Does not include the $25,000 paid by Old Prospect Global to LDR Solutions LLC, Mr. Avery’s consulting business, for services rendered by LDR Solutions LLC in preparation for the incorporation of Old Prospect Global. The material terms of the oral agreement pursuant to which LDR Solutions LLC provided such services are more fully described in “Certain Relationships and Related Party Transactions.”

The Board of Directors and Committees Thereof
Our board of directors conducts its business through meetings. Triangle conducted its business by written consent in 2010 and did not hold a meeting where all directors attended. Old Prospect Global’s board of directors held two meetings in 2010, which all directors attended. Our policy regarding directors’ attendance at the annual meetings of stockholders is that all directors are expected to attend, absent extenuating circumstances.
Affirmative determinations regarding director independence and other matters
Our board of director follows the standards of independence established under the Nasdaq rules in determining if directors are independent and has determined that Dr. Munitz, Mr. Holtzman, Mr. Swiller are “independent directors” under those rules. No independent director receives, or has received, any fees or compensation from Prospect Global other than compensation received in his or her capacity as a director. There were no transactions, relationships or arrangements not otherwise disclosed that were considered by the board of directors in determining that any of the directors are independent.
Committees of the board of directors
Pursuant to our amended and restated bylaws, our board of directors is permitted to establish committees from time to time as it deems appropriate. To facilitate independent director review and to make the most effective use of our directors’ time and capabilities, our board of directors plans to established a compensation committee, an audit committee, a nominating committee and a corporate governance committee at a meeting of the board of directors immediately following the annual shareholders meeting. The function of these committees is described below.
Compensation committee
We currently do not have a compensation committee as the board believed that through the date of this proxy statement that it had been more efficient to address compensation decisions before the entire board of directors. Given the recent addition of additional board members, we plan to establish a compensation committee at a board of directors meeting immediately following the annual shareholders meeting on October 27, 2011.
Audit committee
We currently do not have an audit committee since until recently we did not have enough independent directors to form such a committee. We plan to establish an audit committee at a board of directors meeting immediately following the annual shareholders meeting on October 27, 2011. The chair of our audit committee will meet the Securities and Exchange Commission’s definition of an audit committee financial expert.

Nominating committee
Our board of directors does not currently have a nominating committee as the board believed that through the date of this proxy statement that is was most efficient to address nominations before the entire board given the board’s small size. Given the recent addition of additional board members, we plan to establish a nominating committee at a board of directors meeting immediately following the annual shareholders meeting on October 27, 2011.
Corporate Governance committee
We currently do not have a corporate governance committee as the board believed that through the date of this proxy statement that it had been more efficient to address governance decisions before the entire board of directors. Given the recent addition of additional board members, we plan to establish a governance committee at a board of directors meeting immediately following the annual shareholders meeting on October 27, 2011.
Communications with the board of directors
Stockholders may communicate with our board of directors or any of the directors by sending written communications addressed to the board of directors or any of the directors to Prospect Global Resources Inc., 600 17th Street, Suite 2800 South, Denver, CO 80202, Attention: Corporate Secretary. All communications are compiled by the corporate secretary and forwarded to the board or the individual director(s) accordingly.
Nomination of directors
As indicated above, our board of directors does not currently have a nominating committee, however, we plan to establish a nominating committee at a board of directors meeting immediately following the annual shareholders meeting on October 27, 2011. In the interim, should vacancies on our board of directors arise, the board will consider potential candidates for director, which may come to the attention of the board through current directors, professional executive search firms, stockholders or other persons. The board will consider candidates recommended by stockholders if the names and qualifications of such candidates are submitted in writing in accordance with the notice provisions for stockholder proposals set forth under the caption “General Information — Next Annual Meeting of Stockholders” in this proxy statement to Prospect Global Resources Inc., 600 17th Street, Suite 2800 South, Denver, CO 80202, Attention: Corporate Secretary. The board will consider properly submitted stockholder nominations for candidates for the board of directors in the same manner as it evaluates other nominees. Following verification of the stockholder status of persons proposing candidates, recommendations will be aggregated and considered by the board and the materials provided by a stockholder to the corporate secretary for consideration of a nominee for director will be forwarded to the board. All candidates are evaluated at meetings of the board. In evaluating such nominations, the board seeks to achieve the appropriate balance of industry and business knowledge and experience in light of the function and needs of the board of directors. The board considers candidates with excellent decision-making ability, business experience, personal integrity and reputation. The board recommended our incumbent directors for election at our 2011 annual meeting. We did not receive any other director nominations.
Code of Ethics
We have a financial code of ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or controller and any of our officers and employees that are members of our finance team, including any persons performing similar functions. We also have a code of ethics for senior financial officers that applies to our principal executive officer, principal financial officer, principal accounting officer or controller. Our financial code of ethics and code of ethics for senior financial officers codify the business and ethical principles that govern the financial aspects of our business. Both the financial code of ethics and the code of ethics for senior financial officers were adopted by Triangle prior to the reverse merger. Our board anticipates updating these policies at the October 27, 2011 board meeting. Copies of the financial code of ethics and code of ethics for senior financial officers are available on our website at www.prospectgri.com under “Investor.” We will provide a copy of our financial code of ethics or code of ethics for senior financial officers to any person, at no charge, upon a written request. All written requests should be directed to: Prospect Global Resources Inc., 600 17th Street, Suite 2800 South, Denver, CO 80202, Attention: Corporate Secretary.
Board leadership structure
The board’s current leadership structure separates the positions of chairman and principal executive officer. The board has determined our leadership structure based on factors such as the experience of the applicable individuals, the current business and financial environment faced by Prospect Global, particularly in view of its financial condition and industry conditions generally and other relevant factors. After considering these factors, we determined that separating the positions of chairman of the board and principal executive officer is the appropriate leadership structure at this time. The board, through the chairman is currently responsible for the strategic direction of Prospect Global. The chief executive officer is currently responsible for the day to day operation and performance of Prospect Global. The board feels that this provides an appropriate balance of strategic direction, operational focus, flexibility and oversight.

The board’s role in risk oversight
It is management’s responsibility to manage risk and bring to the board’s attention any material risks to Prospect Global. The board has oversight responsibility for Prospect Global’s risk policies and processes relating to the financial statements and financial reporting processes and the guidelines, policies and processes for mitigating those risks.
Employment Agreements with Chief Executive Officer, Chief Financial Officer and Vice President of Corporate Development
We have an at will employment agreement with Mr. Avery. Mr. Avery receives an annual base salary of $290,000 and received a stock grant of 1,500,000 shares of our common stock, of which 500,000 of the shares vested on August 17, 2010, 250,000 shares vested on December 1, 2010, 500,000 shares vested on August 17, 2011 and the remaining 250,000 shares will vest on August 17, 2012. The remaining unvested shares will vest immediately upon a change of control or if Mr. Avery’s services as chief executive officer are terminated other than for cause or by Mr. Avery. Mr. Avery is eligible for an annual cash bonus based on performance goals that may include targets related to earnings before interest taxes, depreciation and amortization, with a targeted bonus of no less than the then current base salary (with board approval).
We have an at will employment agreement with Mr. Rich. Mr. Rich receives an annual salary of $275,000 and is expected to receive within 60 days of his start of employment options to purchase 1,000,000 shares of our common stock exercisable at fair market value at the time of grant. 250,000 of the options will be vested on the grant date, 250,000 options will vest on February 4, 2012 and 500,000 options will vest on September 6, 2012. If the exercise price of the 1,000,000 options is greater than $4.50 per share Mr. Rich shall receive an additional 200,000 options to purchase our common stock exercisable at fair market value at the time of grant and vesting on September 6, 2012. The options will vest immediately upon a change of control or if Mr. Rich’s services as chief financial officer are terminated other than for cause or by Mr. Rich. Mr. Rich is eligible for an annual cash bonus based on performance goals established by the compensation committee of the board of directors (or the board in the compensation committee’s absence) in a minimum amount of 80% of base salary and a maximum amount of 120% of base salary. Mr. Rich’s annual bonus for the 2011 year shall be not less than $100,000.
Our at will employment with Mr. Bloomfield calls for a base salary of $185,000 per year and included a stock grant of 500,000 shares of common stock, of which 100,000 shares vested on September 1, 2010 and 200,000 shares vested on September 1, 2011. The remaining 200,000 shares will vest on September 1, 2012 in accordance with his employment agreement as the vice president of corporate development. Such shares will vest immediately upon a change of control or if Mr. Bloomfield’s services as vice president of corporate development are terminated other than for cause or by Mr. Bloomfield. Mr. Bloomfield is eligible for an annual cash bonus based on performance goals subject to approval by the compensation committee of the board of directors (or the board in the compensation committee’s absence). Mr. Bloomfield received a cash bonus of approximately $22,000 in December 2010 and received the second part of his cash bonus in the same amount around March 1, 2011.
TRANSACTIONS WITH RELATED PERSONS
We will present all possible transactions between us and our officers, directors or 5% stockholders, and our affiliates to the board of directors for their consideration and approval. Any such transaction will require approval by a majority of the disinterested directors and such transactions will be on terms no less favorable than those available to disinterested third parties. During fiscal year 2010 through the date of this report, we have engaged in the following transactions with related parties:
LDR Solutions LLC. Patrick Avery, president and chief executive officer of Prospect provided consulting services to the founding stockholders of Prospect prior to the inception of Prospect though his consulting business, LDR Solutions LLC, pursuant to an oral agreement. From March 2010 to August 2010, LDR Solutions, LLC received an aggregate of $25,000 in compensation based on $150 per hour of services provided. This payment was recorded as general and administrative expense during the third quarter of 2010. The scope of the consulting included initial analysis of the potash resource potential in the Holbrook Basin, mine planning, forecasting and negotiations with the Karlsson Group. Upon Mr. Avery’s employment with Prospect, the consulting agreement terminated.
Buffalo Management LLC. In August, 2010, Old Prospect Global entered into a management services agreement with Buffalo Management LLC, which was amended in November, 2010 and was assigned to us at the merger closing. Buffalo Management provides advisory and management services to Prospect which includes but is not limited to identifying, analyzing, and structuring growth initiatives, strategic acquisitions and investments and arranging debt and equity financing. To date, Buffalo has sourced investors, facilitated Prospect’s leasehold position in the Holbrook Basin and generated business development opportunities throughout international sales markets. As compensation for these services, we have agreed to pay Buffalo Management (i) a consulting fee of $20,000 per month (accruing since August, 2010), (ii) an annual management fee in an amount equal to 2% of our annual gross revenues as shown on our audited financial statements each year, (iii) an acquisition advisory fee with respect to the consummation of each future acquisition or business combination engaged in by us equal to 1% of the transaction value, and (iv) an advisory fee of $650,000 related to consummating a transaction in which Old Prospect Global merges with or becomes a wholly-owned subsidiary of a publicly traded company. We will also reimburse Buffalo Management for office expenses up to $5,000 per month. Buffalo Management also received a warrant to purchase 1,813,539 shares of our common stock at an exercise price of $3.75 per share and such warrant expires June 21, 2016. In connection with the management services agreement with Buffalo Management, we entered into a registration rights agreement which requires us to register for resale the common stock and the shares of common stock issuable upon exercise of the warrant. At December 31, 2010, Prospect owed Buffalo $125,000 of accrued fees and expense reimbursement. During the first quarter of 2011, Old Prospect Global and Buffalo Management reached an agreement whereby Buffalo received 1,516,667 shares of Old Prospect Global’s common stock, with an estimated fair value of $288,167, in lieu of cash for amounts due for management fees, office expenses and advisory fees.

Quincy Prelude LLC, one of our stockholders beneficially owning more than 5% of our common stock, owns 100% of the voting interests and 75% of the economic interests of Buffalo Management and has sole voting and dispositive power of the shares of our common stock owned by Buffalo Management LLC. Chad Brownstein, one of our directors and non-executive vice chairman, is the sole member of Quincy Prelude LLC and has sole voting and dispositive power of the shares of our common stock beneficially owned by Quincy Prelude LLC. Patrick Avery, our chief executive officer, owns a 10% non-voting economic interest in Buffalo Management and Barry Munitz, our chairman, owns a 15% non-voting economic interest in Buffalo Management.
Hexagon Investments, LLC. We have secured financings through Hexagon Investments, LLC. One of our board members, Scott Reiman, is the founder of Hexagon Investments, LLC. Hexagon Investments was not a related party prior to these financings. The details for these transactions with Hexagon Investments are summarized below:
•
On April 25, 2011, we issued a $2,500,000 face value secured convertible note in exchange for net proceeds of $2,500,000. The note, which is due April 24, 2012, bears annual interest of 10%, and is secured by all of our assets on a pari passu basis with Prospect Global’s other outstanding convertible notes. The principal amount plus accrued interest of this note may be converted at Hexagon’s option at any time during the term into shares of our common stock at $3.00 per share, subject to adjustment solely for capital reorganization events. The principal amount plus accrued interest will automatically convert into shares of our common stock at $3.00 per share upon completion by us of the issuance of at least $10,000,000 of securities; provided, that if such issuance of securities occurs at a per share purchase price of less than $3.60, additional shares will be issued upon conversion such that the total shares received by the holder upon conversion equals the aggregate principal amount (X) plus all accrued interest (Y) divided by 0.8 times the per share purchase price of the securities issuance (Z). For clarity, the total shares received by the holder shall be equal to (X + Y)÷(0.8 * Z).

We also issued Hexagon two warrants to purchase our common stock. The first warrant is exercisable until April 25, 2013 for up to $2,000,000 of our shares at a purchase price per share equal to the conversion price per share of the $2,500,000 convertible secured promissory note. The second warrant is exercisable until April 25, 2014 for up to $7,500,000 of our shares at the same purchase price. In connection with issuance of the convertible notes we granted piggy-back registration rights to Hexagon for the shares issuable upon conversion of the note and exercise of the warrants.

•
On September 19, 2011, we issued a $1,500,000 convertible secured note in exchange for net proceeds of $1,500,000. This note, which is due on September 18, 2012, accrues interest at 10% per annum, and is secured on a pari passu basis by all of our assets with our other outstanding convertible notes. The principal amount plus accrued interest on this note may be converted at Hexagon’s option at any time during the term into shares of our common stock at $4.00 per share, subject to adjustment solely for capital reorganization events. The principal amount plus accrued interest will automatically convert into shares of our common stock at $4.00 per share upon completion by us of the issuance of at least $10,000,000 of securities; provided, that if such issuance of securities occurs at a per share purchase price of less than $4.44, additional shares will be issued upon conversion such that the total shares received by the holder upon conversion equals the aggregate principal amount (X) plus all accrued interest (Y) divided by 0.9 times the per share purchase price of the securities issuance (Z). For clarity, the total shares received by the holder shall be equal to (X + Y)÷(0.9 * Z). We also issued Hexagon a warrant to purchase our common stock, which is exercisable until September 18, 2013 for up to $3,750,000 of shares at a purchase price per share equal to the conversation price per share of the Hexagon note. In connection with issuance of the convertible note, we granted piggy-back registration rights to Hexagon for the shares issuable upon conversion of the note and exercise of the warrants.

Karlsson Group Credit Facility. Prospect Global conducts its operations through its wholly-owned subsidiary, Old Prospect Global, which owns a 50% operated interest in American West Potash LLC (“AWP”), a Delaware limited liability company. AWP commenced operations on January 21, 2011, when Old Prospect Global and the Karlsson Group (“Karlsson”) executed the Third Amended and Restated Operating Agreement (the “Operating Agreement”). Prior to executing the Operating Agreement, Old Prospect Global provided Karlsson with a $250,000 credit facility to fund expenses pertaining to leasehold activity in the Holbrook Basin that Karlsson incurred subsequent to September 1, 2010. Advances under the credit facility accrued interest at 8% per annum. Pursuant to the Operating Agreement, approximately $78,000 in advances and accrued interest were repaid in January 2011 by deducting the principal and interest from Old Prospect Global’s initial $2,200,000 cash contribution to AWP, and Old Prospect Global simultaneously terminated the credit facility.
Related Party Receivables from AWP. Old Prospect Global paid $27,849 in 2010 and Prospect Global paid $109,154 in 2011 on behalf of AWP. As a result of the consolidation of financial statements, related party receivables are eliminated upon consolidation.

Brownstein Hyatt Farber Schreck, LLP. On July 5, 2011, we entered into a Fee Agreement with Brownstein Hyatt Farber Schreck LLP, pursuant to which Brownstein Hyatt provides government relations services to us. Chad Brownstein, one of our directors, is the son of a founding partner of Brownstein Hyatt Farber Schreck, LLP which serves as Prospect Global’s principal outside legal counsel. Mr. Brownstein’s father owns 600,000 shares of Prospect Global’s common stock. Prospect Global has paid Brownstein Hyatt approximately $590,000 in legal fees since January 1, 2010. Prospect Global has also issued Brownstein Hyatt, as compensation for government relations services, 100,000 fully vested shares of common stock. Additionally, Brownstein Hyatt has purchased 200,000 shares of Prospect Global’s common stock which was paid for by issuing a promissory note to Prospect Global in the amount of $750,000 (representing the fair market value of the stock on the purchase date). The promissory note bears interest at the short term applicable federal rate and matures in one year. The promissory note is secured by the common stock purchased, and 20% of the outstanding principal balance constitutes a recourse obligation. As a result of the firm providing Prospect Global with government relations services on August 15, 2011, the principal amount of the Note was reduced by $375,000. If the firm is not providing government relations services to Prospect Global as of February 3, 2012, Prospect Global has the right to acquire 100,000 shares for $375,000. If the firm is providing these services to Prospect Global on February 3, 2012, the principal amount of the Note will be reduced by $375,000. Chad Brownstein, our director and non-executive vice chairman, does not share in any of these fees or transactions.
Conflict of Interest Policy
We have a corporate conflict of interest policy that prohibits conflicts of interests unless approved by the board of directors. Our board of directors has established a course of conduct whereby it considers in each case whether the proposed transaction is on terms as favorable or more to Prospect Global than would be available from a non-related party. Our board also looks at whether the transaction is fair and reasonable to us, taking into account the totality of the relationships between the parties involved, including other transactions that may be particularly favorable or advantageous to us. Each of the related party transactions was presented to our board of directors for consideration and each of these transactions was unanimously approved by our board of directors after reviewing the criteria set forth in the preceding two sentences. Each of the related party transaction was individually negotiated, and none of the transactions was contingent upon or otherwise related to any other transaction.
INDEPENDENT AUDIT FEES AND RELATED MATTERS
We expect that a representative of Ehrhardt Keefe Steiner & Hottman PC will be present at the annual meeting and available to respond to appropriate questions from our stockholders. The representative will have an opportunity to make a statement to the stockholders if the representative desires to do so.
Webb & Company was Triangle’s independent registered public accounting firm in 2008 and until February 11, 2011. Ehrhardt Keefe Steiner & Hottman PC became our independent registered public accounting firm on February 11, 2011 and was Old Prospect Global’s independent registered public accounting firm in 2010. There were no disagreements on any matter of accounting principles or practices, financial statement disclosures or auditing scope or procedures, which disagreements if not resolved to their satisfaction would have caused Webb & Company to make reference thereto in their respective opinions.
The following table sets forth fees billed by Triangle’s principal accounting firm of Webb & Company for the years ended December 31, 2010 and 2009:

	Year Ended December 31,
	2010	2009
Audit Fees	$14,675	$14,050
Audit Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—

	$14,675	$14,050

The following table sets forth fees billed by Old Prospect Global’s principal accounting firm of Ehrhardt Keefe Steiner & Hottman PC for the years ended December 31, 2010 and 2009:

	Year Ended December 31,
	2010	2009
Audit Fees	$29,250	$—
Audit Related Fees	13,648	—
Tax Fees	—	—
All Other Fees	—	—

	$43,398	$—

GENERAL INFORMATION
Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Securities Exchange Act of 1934 requires that our directors, executive officers and beneficial owners of more than 10% of our outstanding common stock to file reports with the SEC disclosing their ownership of common stock and changes in such ownership. The rules of the SEC require insiders to provide Prospect with copies of all Section 16(a) reports that the insiders file with the SEC. We believe that, with respect to the 2010 fiscal year, its directors, executive officers and 10% stockholders complied with all Section 16(a) filing requirements. On June 14, 2011, Prospect filed a form 8-A with the Securities and Exchange Commission pursuant to Section 12(g) of the Exchange Act and prior to that had no Section 16(a) reporting requirements.
Next Annual Meeting of Stockholders
Notice of any stockholder proposal that is intended to be included in Prospect’s proxy statement and form of proxy for our 2012 annual meeting of stockholders must be received by Prospect’s corporate secretary no later than 120 days prior to the date we mail our 2012 proxy statement. Such notice must be in writing and must comply with the other provisions of Rule 14a-8 under the Securities Exchange Act of 1934. Any notices regarding stockholder proposals must be received by Prospect at its principal executive offices at 600 17th Street, Suite 2800 South, Denver, CO 80202, Attention: Corporate Secretary. In addition, if a stockholder intends to present a proposal at the 2011 annual meeting without including the proposal in the proxy materials related to that meeting, and if the proposal was not received by June 16, 2011, then the proxy or proxies designated by our board of directors for the 2011 annual meeting may vote in their discretion on any such proposal any shares for which they have been appointed proxies without mention of such matter in the proxy statement or on the proxy card for such meeting.
OTHER BUSINESS
We know of no other matter to be acted upon at the meeting. However, if any other matters are properly brought before the meeting, the person named in the accompanying proxy card as proxy for the holders of Prospect’s common stock will vote thereon in accordance with their best judgment.
REPORT ON FORM 10-Q
Prospect’s Form 10-Q for the quarter ended June 30, 2011 (without exhibits) is enclosed. Additional copies may be obtained without charge upon request made to Prospect Global Resources Inc., 600 17th Street, Suite 2800 South, Denver, CO 80202, Attention: Corporate Secretary. Copies may also be obtained on our website at www.prospectgri.com under “Investor”.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF STOCKHOLDERS OF
PROSPECT GLOBAL RESOURCES INC.
TO BE HELD OCTOBER 27, 2011
The undersigned hereby appoints Patrick L. Avery and Wayne Rich or either of them, as the lawful agent and proxy of the undersigned (with all the powers the undersigned would possess if personally present, including full power of substitution), and hereby authorizes him to represent and to vote, as designated below, all the shares of common stock of Prospect Global Resources Inc. held of record by the undersigned, that the undersigned would be entitled to vote if personally present at the annual meeting of stockholders to be held at The Beverly Hilton hotel, 9876 Wilshire Boulevard Beverly Hills, CA 90210, Canon Room at 8:30 a.m. (Pacific time) on Thursday, October 27, 2011, or any adjournment or postponement thereof.
1. Election of directors.
                     FOR the election as a director of the six nominees listed below (except as marked to the contrary below).
NOMINEES: Barry Munitz, Chad Brownstein, Marc Holtzman, Scott Reiman, Ari Swiller and Patrick L. Avery
                     WITHHOLD AUTHORITY to vote for the following nominees:
INSTRUCTION: To withhold authority to vote for individual nominees, write their names in the space provided below.
2. To approve and adopt the 2011 Employee Equity Incentive Plan.
                     FOR
                     AGAINST
                     WITHHOLD AUTHORITY
3. To approve and adopt the 2011 Director and Consultant Equity Incentive Plan.
                     FOR
                     AGAINST
                     WITHHOLD AUTHORITY
In his discretion, the proxy is authorized to vote upon any matters which may properly come before the annual meeting, or any adjournment or postponement thereof.
It is understood that when properly executed, this proxy will be voted in the manner directed herein by the undersigned stockholder. Where no choice is specified by the stockholder, the proxy will be voted for the election of directors and in favor of the other proposals set forth on this proxy.
The undersigned hereby revokes all previous proxies relating to the shares covered hereby and confirms all that said proxy may do by virtue hereof.
Please indicate whether you will attend the annual meeting of stockholders on October 27, 2011.
I ☐ plan ☐ do not plan to attend the annual meeting.
PLEASE MARK, SIGN, DATE, AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

SIGNATURE		Date:

SIGNATURE		Date:

Signature if held jointly
NOTE: Please sign exactly as name appears on the envelope in which this proxy card and the accompanying proxy statement were sent to you. Joint owners should each sign. When signing as attorney, executor, administrator, trustee, or guardian, please provide full title and capacity. Corporations must provide full name of corporation and title of authorized officer signing.